Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
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P R E S S R E L E A S E

CONTACT:	Candace C. Formacek	RELEASE:	4:15 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation CFO to take temporary medical leave of absence
Richmond, VA January 12, 2017 / PRNEWSWIRE

Universal Corporation (NYSE:UVV), (the “Company”), announced today that Senior Vice President and Chief Financial Officer David C. Moore will be on a temporary medical leave of absence, effective immediately. During the leave of absence, other executive officers of the Company will assume Mr. Moore’s management duties while remaining in their current positions. George C. Freeman III, Chairman, President, and Chief Executive Officer, will also act as the Company’s principal financial officer.

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2016, were $2.1 billion. For more information on Universal Corporation, visit its website at www.universalcorp.com.

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